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                                                                    EXHIBIT 23.1


[ROSE, SNYDER & JACOBS LETTERHEAD]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation in this Registration Statement on Amendment No. 2 to Form SB-2 of our report dated June 21, 2005, with respect to the financial statements of Cereplast, Inc for the year ended December 31, 2004. The undersigned also consents to the references to the undersigned under the heading "Experts" in such Registration Statement.



/s/ Rose, Snyder & Jacobs
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
April 21, 2006